Exhibit 99.12

                            Selected Information
                      Ford Credit Auto Owner Trust 2001-D
                     July 31, 2001 through December 31, 2001
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

           Class A-2        Class A-3        Class A-4        Class B
           3.710%           4.310%           4.720%           5.010%
           Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------



Principal
Paid       $0.00             $0.00            $0.00            $0.00

Interest
Paid       $ 12,408,507.21  $ 16,606,669.46  $  3,594,349.48  $  1,620,305.97

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Total Servicing Fees Paid:  $ 10,791,235.93

